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                                                                     EXHIBIT 1.2

                  FORM OF UNIT WARRANT UNDERWRITING AGREEMENT

                                       $

                               AIRGATE PCS, INC.

                         _________ Units Consisting of
              ___% Senior Subordinated Discount Notes Due 2009 and
                Warrants to Purchase ____ Shares of Common Stock

               Payment of Principal and Interest Unconditionally
                Guaranteed by the Guarantors Referred to Herein

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                             September ___, 1999


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
  As Underwriters
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
    277 Park Avenue
    New York, New York 10172

Dear Sirs:

     AirGate PCS, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") __________ units (the "Units"), each consisting of $1,000 in aggregate principal amount at maturity of the Company's ___% Senior Subordinated Discount Notes due 2009 (the "Notes"), and one warrant (a "Warrant," and all such warrants being hereinafter referred to, collectively, as the "Warrants") to purchase ______ shares of the Company's common stock, par value $.01 per share ("Common Stock"). The Notes are to be issued pursuant to the provisions of an Indenture to be dated as of September __, 1999 (the "Indenture") by and among the Company, the Guarantor (as defined below)
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and Bankers Trust Company, as trustee (the "Trustee"). The payment of principal, premium and interest on the Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by AGW Leasing Company, Inc., a Delaware corporation (the "Guarantor") and by future subsidiaries of the Company that become "Restricted Subsidiaries" under the Indenture. The guarantees of the Notes by the Guarantor and future subsidiaries are hereinafter referred to as the "Guarantees," and references herein to the Notes shall be deemed to include the Guarantees. The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of September ___, 1999, between the Company and Bankers Trust Company, as warrant agent (the "Warrant Agent"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein, collectively, as the "Warrant Shares." The Units, the Notes, the Warrants and the Warrant Shares are referred to herein, collectively, as the "Securities."

     The Units are being issued and sold concurrently with an offering by the
Company of                  shares of its Common Stock (the "Common Stock
Offering"). In addition, the Company has entered into a credit agreement, dated as of August 16, 1999 (the "Credit Agreement"), with the several lending institutions that from time to time will be parties thereto (the "Lenders"), State Street Bank and Trust Company as collateral agent and Lucent Technologies Inc. ("Lucent"), as administrative agent on behalf of the Lenders, and is entering into certain other related agreements, including a 5-year exclusive supply contract between the Company and Lucent (the "Supply Contract") pursuant to which the Company shall purchase products and services from Lucent (the Credit Agreement and such other related documents, including the Supply Contract, being hereinafter referred to, collectively, as the "Lucent Financing Documents" and the financing to be provided to the Company under the Credit Agreement being hereinafter referred to as the "Lucent Financing").

     Section 1. Registration Statement and Prospectus. The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Units. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Units is hereinafter referred to as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional Units (a "Rule 462(b) Registration

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Statement"), then, unless otherwise specified, any reference herein to the term
"Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     Section 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Units set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to $_____ per Unit (the "Purchase Price").

     Section 3. Terms of Public Offering. The Company and the Guarantor are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Units as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Units upon the terms set forth in the Prospectus.

     Section 4. Delivery and Payment. The Notes and Warrants comprising the Units shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date (as defined below). The Company shall deliver the Units, with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Notes and Warrants comprising the Units shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Units shall be 9:00 A.M., New York City time, on September ___, 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."

     The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago,

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Illinois 60606, and the Notes and Warrants shall be delivered at the Designated
Office, all on the Closing Date.

     Section 5. Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally agree with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Guarantor will use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you three (3) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in

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connection with the distribution of the Units by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Units, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Units and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Units, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to their security holders as soon as practicable an earnings statement covering the twelve-month period ending

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September 30, 2000 that shall satisfy the provisions of Section 11(a) of the
Act, and to advise you in writing when such statement has been so made available.

     (h) So long as the Securities are outstanding and the Indenture or the Warrant Agreement so requires, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent public accountants and
(ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

     (i) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished by the Company or the Guarantor to their security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or the Guarantor is listed and such other publicly available information concerning the Company and/or its subsidiaries as you may reasonably request.

     (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement and the Shelf Registration Statement (as defined below) (including, in each case, financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any

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other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to the Securities and all costs and expenses incident to the listing of the Securities on any national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including the DTC), (ix) any fees charged by rating agencies for the rating of the Securities, (x) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (xi) the fees and expenses of the Warrant Agent and the Warrant Agent's counsel in connection with the Warrant Agreement and the Warrants and (xii) all other costs and expenses incident to the performance of the obligations of the Company and/or the Guarantor hereunder for which provision is not otherwise made in this Section.

     (k) In accordance with the Warrant Agreement, to cause any Warrant Shares, upon issuance, to be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Common Stock are then listed and to maintain any such listings of Warrant Shares for so long as such Warrant Shares are outstanding.

     (l) Upon receipt of a request from Donaldson, Lufkin & Jenrette Securities Corporation that any of the Securities other than Warrant Shares be listed for quotation on the Nasdaq National Market or listed on the NYSE or AMEX, to use its best efforts (A) to list for quotation such Units, Notes or Warrants on the Nasdaq National Market and to maintain the listing of such Units, Notes or Warrants on the Nasdaq National Market or (B) to list, subject to notice of issuance, such Units, Notes or Warrants on the NYSE or AMEX and to maintain the listing of such Units, Notes or Warrants on the NYSE or AMEX, as the case may be, for so long as such Units, Notes or Warrants are outstanding.

     (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or

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dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes (other than (i) the Units, (ii) the Notes, (iii) securities issued in connection with the Credit Agreement, and (iv) commercial paper issued in the ordinary course of business), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

     (o) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Units, to file a Rule 462(b) Registration Statement with the Commission registering the Units not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     (p) In accordance with the Warrant Agreement, to (or, in the case of a Guarantor, to use its best efforts to cause the Company to) file and cause to become effective a shelf registration statement pursuant to Rule 415 under the Act relating to the issuance of the Warrant Shares (the "Shelf Registration Statement") and to use its best efforts to maintain the effectiveness of the Shelf Registration Statement for so long as Warrants remain outstanding and exercisable.

     (q) To comply with all of their agreements set forth in the Warrant Agreement and the Indenture.

     (r) To obtain the approval of the DTC for book-entry transfer of the Notes and Warrants as Units and as separate securities and to comply with all of the respective agreements set forth in their representation letter to the DTC relating to the approval of the Notes and Warrants as Units and as separate securities by the DTC for book-entry transfer.

     (s) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and/or the Guarantor prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

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     SECTION 6.  Representations and Warranties of the Company and the
Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantor after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b)(i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantor after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company and the Guarantor after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company and the Guarantor are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances

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under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through you expressly for use therein.

     (d) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or Prospectus which is not so described.

     (e) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), except as provided under the Lucent Financing Documents. The Company does not, directly or indirectly, own any capital stock or other equity securities or interests in any entity other than those described in Exhibit 21.1 to the Registration Statement.

     (h) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally

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and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (i) The Warrants have been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Warrants have been executed and countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters as part of a Unit, the Warrants will be entitled to the benefits of the Warrant Agreement, and the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (j) The Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be fully paid, non-assessable and not subject to any preemptive or similar rights.

     (k) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (l) The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company and the Guarantor. When the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Guarantor, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (m) The Company has duly and validly authorized the issuance of the Notes and the Warrants as Units.

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     (n)  The Securities conform as to legal matters to the description thereof contained in the Prospectus.

     (o) Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     (p) The execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement and the Securities by the Company and the Guarantor, the compliance by the Company and the Guarantor with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (q) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in

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     the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (r) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

          (s) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any

     Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (u) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

          (v) KPMG LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

          (w) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (x) Neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (y) Except as disclosed in the Registration Statement there are no contracts, agreements or understandings between the Company or Guarantor and any person granting such person the right to require the Company or Guarantor to file a registration statement under the Act with respect to any securities of the Company or Guarantor or to require the Company or Guarantor to include such securities with the Units registered pursuant to the Registration Statement.

          (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company or any Guarantor that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) any change in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor.

          (aa) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

          (bb) The indebtedness represented by the Units is being incurred for proper purposes and in good faith, and, on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units), the Company will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature.

          (cc) The Company has provided the Underwriters and counsel for the Underwriters true and correct copies of each and every agreement (or, if an agreement has not been reduced to writing, a written enumeration of the terms of such agreement) between and among the Company and any Related Party (as such term is defined below), on the one hand, and Sprint PCS and any Related Party on the other, including in each case any amendments and addenda thereto and restatements thereof, as in effect on the date hereof (collectively, the "Sprint Agreements"); all documents and correspondence relating to such agreements; and such other documents as may be necessary to interpret such agreements, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company. For purposes of this subparagraph and the immediately following subparagraph, "Related Party" shall have the meaning given to such term in the Schedule of Definitions incorporated by reference in that certain Sprint PCS Management Agreement executed by the Company and Sprint PCS as of July 22, 1998 (the "Sprint PCS Management Agreement").

          (dd) Each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company and any Related Party, to the extent each is a party thereto.

          (ee) The Company has provided the Underwriters and counsel for the Underwriters a true and correct copy of the Consent and Agreement between Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., WirelessCo, L.P. and Lucent, as administrative agent for the Lenders, and acknowledged by the Company and its stockholder, including any amendments thereto and restatements thereof, as in effect on the date hereof (the "Lucent Consent and Agreement"); all documents and correspondence relating to such Lucent Consent and Agreement; and such other documents as may be necessary to interpret such Lucent Consent and Agreement, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company.

          (ff) The Company has provided the Underwriters and counsel for the Underwriters true and correct copies of each and every Lucent Financing Document that is or may be required pursuant to the borrowing by the Company under the Lucent Financing (or, if an agreement relating to the Lucent Financing has not been reduced to writing, a written enumeration of the terms of such agreement), including in each case any amendments thereto and restatements thereof, as in effect on the date hereof (collectively, including the Lucent Consent and Agreement, the "Lucent Financing Agreements"); all documents and correspondence relating to such agreements; and such other documents as may be necessary to interpret such agreements, documents and correspondence and to assess the impact thereof on the business and financial condition of the Company.

          (gg) Each of the Lucent Financing Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company and its affiliates, to the extent each is a party thereto.

          (hh) The Company has heretofore received $13.5 million under the Lucent Financing Documents. The Lucent Financing Agreements constitute all of the documentation and agreements necessary for the Company to receive further disbursements under the Lucent Financing in accordance with the terms of the Lucent Financing Agreements.

          (ii) The execution, delivery and performance of the Sprint Agreements and the Lucent Financing Agreements by the Company and any of its affiliates that are a party thereto, the compliance by the Company and such affiliates with all the provisions thereof and the consummation of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have already been obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

          (jj) Each of the Sprint Agreements (including, without limitation, the Sprint PCS Management Agreement) and each of the Lucent Financing Agreements (collectively, the "PCS Agreements"), is, and the PCS Agreements viewed as a whole are, consistent with the terms and conditions of the License (as such term is defined in the Sprint PCS Management Agreement) as the Federal Communications Commission (the "FCC") has construed the terms of such license, or similar licenses, to date and, to the best of the Company's knowledge, is not otherwise contrary to FCC policies, rules and regulations or other applicable law, rules or regulations.

          (kk) The plan of reorganization relating to AirGate PCS, Inc. and AirGate Wireless, Inc., pursuant to which AirGate PCS, Inc. was merged with and into AirGate Wireless, Inc., and the surviving corporation was renamed AirGate PCS, Inc. (the "Plan of Reorganization"), has been duly authorized, executed and delivered by the parties thereto and constitutes the legal, valid and binding obligations of such parties, and the transactions contemplated by the Plan of Reorganization have been consummated in all respects in accordance with the terms of the Plan of Reorganization.

          (ll) Each certificate signed by any officer of the Company or a Guarantor and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to the Underwriters as to the matters covered thereby.

          Section 7. Indemnification. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplemented thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, directors of the Company and the Guarantor, officers of the Company and the Guarantor who sign the Registration Statement and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonably-incurred fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonably-incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the Guarantor, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Units, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
     Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Units purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Units under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) If the Company and the Guarantor are required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or the Guarantor or any securities of the Company or the Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Guarantor or any securities of the Company or the Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Thomas M. Dougherty in his capacity as President and Chief Executive Officer of the Company and by Alan B. Catherall in his capacity as Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(aa), 8(a), 8(b) and 8(c) and that the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company and/or the Guarantor on or prior to the Closing Date.

          (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Patton Boggs LLP counsel for the Company and the Guarantor, to the effect that:

          (i) each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

          (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

          (iv) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien except as provided under the Lucent Financing Documents;

          (v) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vi) the Warrants have been duly authorized and, when executed by the Company in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (vii) the Warrant Shares have been duly and validly authorized for issuance by the Company and, when issued pursuant to the terms of the Warrants and the Warrant Agreement, will be fully paid, non-assessable and not subject to any preemptive or similar rights;

          (viii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (ix) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Guarantor, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (x) the Company has duly and validly authorized the issuance of the Notes and the Warrants as Units;

          (xi) this Agreement has been duly authorized, executed and delivered by the Company;

          (xii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

          (xiii) the statements under the captions "The Sprint PCS Agreements," "Description of Certain Indebtedness," "Principal Stockholders," "Certain Transactions," "Description of Units," "Description of Notes," "Description of Warrants," "Description of Provisions Applicable to the Senior Subordinated Discount Notes and Warrants," "Description of Capital Stock," "United States Federal Income Tax Consequences" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

          (xiv) neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

          (xv) the execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement and the Securities by the Company and the Guarantor, the compliance by the Company and the Guarantor with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (D) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (E) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization;

          (xvi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (xvii) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

          (xviii) to the best of such counsel's knowledge: (A) each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (B) each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (C) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and (D) such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (xix) neither the Company nor the Guarantor is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xx) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or Guarantor and any person granting such person the right to require the Company or Guarantor to file a registration statement under the Act with respect to any securities of the Company or Guarantor or to require the Company or Guarantor to include such securities with the Units registered pursuant to the Registration Statement;

          (xxi) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act;

          (xxii) each of the Sprint Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company and any Related Party, to the extent each is a party thereto;

          (xxiii) each of the Lucent Financing Agreements (A) has been duly authorized, executed and delivered by, (B) constitutes the valid and binding obligation of and (C) is enforceable in accordance with its terms against, the Company and its affiliates, to the extent each is a party thereto;

          (xxiv) the Lucent Financing Agreements constitute all of the documentation and agreements necessary for the Company to receive further disbursements under the Lucent Financing Documents in accordance with the terms of the Lucent Financing Agreements; and

          (xxv) the execution, delivery and performance of the Sprint Agreements and the Lucent Financing Agreements by the Company and any of its affiliates that are a party thereto, the compliance by the Company and such affiliates with all the provisions thereof and the consummation of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have already been obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time, or both, would constitute a breach of or a default under), the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound,
     (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     In rendering such opinions, such counsel may rely on (A) as to matters involving the application of laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and
(B) as to matters of fact, to a reasonable extent, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.
With respect to the matters to be covered in subparagraph [     ] and [     ]
above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

     The opinion of Patton Boggs LLP described in Section 8(f) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date a letter (satisfactory to you and counsel for the Underwriters) dated the Closing Date, of Patton Boggs LLP, counsel for the Company and the Guarantor, to the effect that they have participated in conferences with directors, officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company, the Representatives and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial and statistical appraisal data included therein or omitted therefrom as to which no statement need be made), as of the date of its effectiveness, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state and material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     The letter of Patton Boggs LLP described in this Section 8(g) shall be rendered to you at the request of the Company and shall so state therein.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, as to the matters referred to in Sections 8(f)(v), 8(f)(vi), 8(f)(vii), 8(f)(viii), 8(f)(ix), 8(f)(x), 8(f)(xi), 8(f)(xiii) (but only with respect to the statements under the captions "Description of Units," "Description of Notes," "Description of Warrants," "Description of Capital Stock" and "Underwriting"), 8(f)(xxi) and 8(g).

     In giving such opinion with respect to the matters covered by Section 8(f)(xxi) and Section 8(g), counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants'

"comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j) The Notes shall have been rated "[ ]" by [Standard & Poor's Corporation] and "[ ]" by [Moody's Investors Service, Inc.]

     (k) The Underwriters shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantor and the Trustee.

     (l) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     (m) The Common Stock Offering shall have been consummated simultaneously with the consummation of the transactions contemplated by this Agreement.

     (n) You shall have received on the Closing Date a letter from Lucent, reasonably satisfactory to you and counsel for the Underwriters, dated the Closing Date, to the effect that all of the conditions set forth in Article IV of the Credit Agreement have been satisfied or waived.

     (o) The Company shall have received $13.5 million under the Lucent Financing Documents.

     (p) The Company shall have delivered evidence reasonably satisfactory to you and counsel for the Underwriters that the transactions contemplated by the Plan of Reorganization have been consummated in all respects in accordance with the terms of such Plan of Reorganization.

     (q) Prior to the Closing Date, AirGate, L.L.C. shall have distributed to its members any and all shares of Common Stock beneficially owned or otherwise held by AirGate, L.L.C.

     Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Units which it or they have agreed to purchase hereunder on such date and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Units to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Units set forth opposite its name in Schedule I bears to the aggregate number of Units which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Units which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the
Guarantor.   In any such case which does not result in termination of this

Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to AirGate PCS, Inc., Harris Tower, Suite 1700, 233 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Thomas M. Dougherty and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, any Guarantor, the officers or directors of the Company or such Guarantor or any person controlling the Company or such Guarantor, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Units are not delivered by or on behalf of the Company and the Guarantor as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company and each Guarantor, jointly and severally, agree to reimburse the several Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and the Guarantor shall be jointly and severally liable for all expenses which they have agreed to pay pursuant to Section 5(j) hereof. The Company and each Guarantor, jointly and severally, also agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all reasonable fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantor and the officers of the Company and the Guarantor who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                   Very truly yours,

                                   AIRGATE PCS, INC.


                                   By:   ________________________
                                         Title:

                                   AGW LEASING COMPANY, INC.


                                   By:   ________________________
                                         Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION

Acting severally on behalf of
  themselves

By   DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


     By________________________________

                                  SCHEDULE I
                                  ----------


                                                        Number of Units
Underwriters                                            to be Purchased
------------                                            ---------------

Donaldson, Lufkin & Jenrette Securities
  Corporation

Credit Suisse First Boston Corporation


                                                          __________
                                     Total